UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2007

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD

On June 22, 2007, the Board of Directors of U.S. Xpress Enterprises, Inc. (the "Company") received notice that its Co-Chairman and Chief Executive Officer, Max L. Fuller, and its Co-Chairman and President, Patrick E. Quinn, through a corporation controlled by them, intend to commence a tender offer to purchase for $20.00 per share in cash all of the shares of the Company's Class A Common Stock not owned by them and certain of their affiliated entities.  The proposal letter to the Company's Board of Directors, the press release, and the memorandum to the Company's employees issued by Messrs. Quinn and Fuller are attached hereto as exhibits.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.
99.3
EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Letter to the Board of Directors of U.S. Xpress Enterprises, Inc. from Patrick E. Quinn and Max L. Fuller, on behalf of their corporation, Mountain Lake Acquisition Company, on June 22, 2007
99.2	Text of News Release issued by Patrick E. Quinn and Max L. Fuller, on behalf of their corporation, Mountain Lake Acquisition Company, on June 22, 2007
99.3	Memorandum, including questions and answers, made available by Patrick E. Quinn and Max L. Fuller to U.S. Xpress Enterprises, Inc.'s employees, dated June 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.

Date: June 22, 2007	By:	/s/ Ray M. Harlin
Ray M. Harlin Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Letter to the Board of Directors of U.S. Xpress Enterprises, Inc. from Patrick E. Quinn and Max L. Fuller, on behalf of their corporation, Mountain Lake Acquisition Company, on June 22, 2007
99.2	Text of News Release issued by Patrick E. Quinn and Max L. Fuller, on behalf of their corporation, Mountain Lake Acquisition Company, on June 22, 2007
99.3	Memorandum, including questions and answers, made available by Patrick E. Quinn and Max L. Fuller to U.S. Xpress Enterprises, Inc.'s employees, dated June 22, 2007